                                                                     EXHIBIT 1.1

                                1,000,000 Shares

                      SOUTHERN PACIFIC FUNDING CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                              November [5], 1996


NATWEST SECURITIES LIMITED
OPPENHEIMER & CO., INC.
DABNEY/RESNICK/IMPERIAL, LLC
As Representatives of the
several Underwriters
c/o  NatWest Securities Limited
     135 Bishopsgate
     London EC2M 3XT England

Dear Sirs:

     Imperial Credit Industries, Inc. (the "Selling Shareholder") proposes to sell 1,000,000 shares of authorized and outstanding Common Stock, no par value (the "Common Stock") of Southern Pacific Funding Corporation, a California corporation (the "Company") to the underwriters named in Schedule I annexed hereto (collectively, the "Underwriters"), for whom NatWest Securities Limited ("NatWest"), Oppenheimer & Co., Inc. and Dabney/Resnick/Imperial, LLC are acting as representatives (the "Representatives"). Said aggregate of 1,000,000 shares are herein called the "Firm Shares." In addition, the Selling Shareholder proposes to grant to the Underwriters an option (the "Option") to purchase up to an additional 150,000 shares of Common Stock (the "Option Shares"), as provided in Section 1 hereof. The Firm Shares and, to the extent the Option is exercised, the Option Shares are hereinafter collectively referred to as the "Shares."

     The Company and the Selling Shareholder confirm as follows their respective agreements with the Representatives and the several other Underwriters.

     1.   Agreement to Sell and Purchase.
          ------------------------------

          (a) On the basis of the representations, warranties and agreements of the Company and the Selling Shareholder herein contained and subject to all the terms and conditions of this Agreement, (i) the Selling Shareholder agrees to sell to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Selling Shareholder at a purchase price of $___ per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 10 hereof.

          (b) Subject to all the terms and conditions of this Agreement, the Selling Shareholder grants the Option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 150,000 Option Shares, at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement (or the next business day if the 30th day is not a business day), upon notice (the "Option Shares Notice") in writing or by telephone (confirmed in writing) by the Representatives to the Company and the Selling Shareholder no later than 5:00 p.m., New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Selling Shareholder will sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

     2.   Delivery and Payment.  Delivery of the Firm Shares shall be made to
           --------------------
the Representatives for the accounts of the Underwriters against payment of the purchase price by check or checks payable in New York Clearing House (next day) funds to the order of the Selling Shareholder at the office of Thacher Proffitt & Wood, counsel to the Company, Two World Trade Center, New York, New York 10048. Such payment shall be made at 10:00 a.m., New York City time, on November [12], 1996, or at such other time or place or on such other date, not later than the third full business day after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Initial Closing Date," and together with the Option Closing Date, the "Closing Dates").

     To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Initial Closing Date at the time and date (which may be the Initial Closing Date) specified in the Option Shares Notice.

     Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Initial Closing Date or the Option Closing Date, as the case may be, by written notice to the Selling Shareholder. For the purpose of expediting the checking and packaging of certificates for the Shares, the Agent (as hereinafter defined) on behalf of the Selling Shareholder, as applicable, agree to make such certificates available for inspection at least 24 hours prior to the Initial Closing Date or the Option Closing Date, as the case may be.

     The cost of original issue tax stamps, if any, in connection with the sale and delivery of the Shares by the Selling Shareholder to the respective Underwriters shall be borne by the Selling Shareholder. The Selling Shareholder will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance, sale or delivery to such Underwriter of the Firm Shares and Option Shares.

     3.  Representations and Warranties of the Company.  The Company represents,
         ---------------------------------------------
warrants and covenants to each Underwriter, as of the date hereof and as of each Closing Date that:

          (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-14181) relating to the registration of the Shares under the provisions of the Securities Act of 1933, as amended (the "Act"), and the Commission's rules and regulations thereunder (collectively referred to as the "Rules and Regulations"), including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement. The Commission has not issued any order preventing or suspending the use of the Prospectus (as defined below) or the preliminary prospectus (as defined below). The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representatives. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations promptly after execution and delivery of this Agreement. The term "Registration Statement" means the registration statement relating to the Shares, as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A. The term "Prospectus" means the prospectus relating to the Shares, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

          (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times when the Prospectus is required to be delivered thereafter and on or prior to the Initial Closing Date and, if later, the Option Closing Date, and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply in all material respects with all applicable provisions of the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents filed by the Company with the Commission (the "Filed Documents") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and none of the Filed Documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Initial Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the cover page of the Prospectus and the section of the Prospectus entitled "Underwriting" and the identification of counsel for the Underwriters in the section of the Prospectus entitled "Legal Matters" constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

          (c) The Company has only one subsidiary; such subsidiary is duly organized and existing, and the total capitalization of such subsidiary is less than $1,000. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Company. Except as set forth in the Prospectus and as set forth in the first sentence of this Section 3(c), the Company does not own directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the Company's articles of incorporation and by-laws and all amendments thereto have been delivered to the Representatives, and no changes therein will be made without the prior written consent of the Representatives subsequent to the date hereof and prior to either Closing Date.

          (d) The outstanding shares of Common Stock have been (including without limitation the Shares) duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus. The description of the Common Stock, including without limitation the Shares, contained in the Registration Statement and the Prospectus is complete and accurate in all respects. The certificates representing the Shares are in due and proper form. Except as set forth in the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock.

          (e) The financial statements included in the Registration Statement or the Prospectus present fairly the financial condition of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. KPMG Peat Marwick LLP (the "Accountants"), who has reported on such financial statements, is an independent accounting firm with respect to the Company as required by the Act and the Rules and Regulations.

          (f) The Company maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to either Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company, or any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company arising for any reason whatsoever, (ii) the Company has not incurred nor will it incur any material liabilities or obligations, direct or contingent, other than in the ordinary course, nor has the Company entered into nor will it enter into any material transactions not in the ordinary course other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

          (h) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (i) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened against the Company or any of its officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially adversely affect the business, properties, condition (financial or otherwise) or results of operations of the Company.

          (j) The Company has (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, other than governmental licenses, permits, consents, orders, approvals and other authorizations where the failure to have such would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business, except for violations which would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company, and (iii) performed all its obligations required to be performed by it, and is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, permit or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, except for defaults (or failures to perform) which would not have a material adverse effect on the business, prospects, condition (financial or otherwise) or results of operations of the Company. The Company is not in violation of any provision of its articles of incorporation or by-laws.

          (k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement by the Company, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares as contemplated hereby.

          (l) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the Company's assets pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under,
(i) the Company's articles of incorporation or by-laws; or (ii) any contract or other agreement to which the Company is a party or by which the Company or any of its properties is bound or affected, other than a breach or default which would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company, or any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company.

          (m) The Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company. The Company has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of each of such properties by the Company.

          (n) There is no material document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof, except (i) as the Company's obligations may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to creditors' rights generally, and (ii) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity, jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

          (o) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (p) Except as set forth in the Registration Statement and the Prospectus, no holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement.

          (q) The Shares have been approved for listing on the New York Stock Exchange.

          (r) The Company is not involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

          (s) The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and unpatented and/or unpatentable proprietary or other confidential information currently employed by it in connection with its businesses, and the Company has not received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company, except as described in or contemplated by the Prospectus.

          (t) Neither the Company nor, to the Company's knowledge, any employee or agent of Company, has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (u) The Company is insured by insurers of recognized financial responsibility or self-insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged including, without limitation, those losses and risks typically covered by general liability, workers compensation and errors and omissions policies; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers or continue to be self-insured as may be necessary to continue its business at a cost that would not materially adversely affect the business, properties, condition (financial or otherwise) or results of operations of the Company.

          (v) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the Company) and has paid all taxes which it believes in good faith were required to be paid by it and any other assessment, fine or penalty against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in the Prospectus.

          (w) There are not material outstanding loans or advances or material guarantees of indebtedness by the Company to or for the benefit of any of the Company's officers or directors or any of the members of the families of any of them.

          (x) The information regarding loan originations and purchases, loan sales and securitizations, delinquencies and real estate owned, compliance with federal, state and local rules and regulations governing the business and operations of the Company and the contracting of servicing rights contained in the Prospectus does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (y) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

          (z) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

     4.  Representations and Warranties of the Selling Shareholder.  The Selling
         ---------------------------------------------------------
Shareholder represents, warrants and covenants to each Underwriter that:

          (a) The Selling Shareholder has full power and authority to enter into this Agreement and the Selling Shareholder's Agreement (as defined below). All authorizations and consents necessary for the execution and delivery by the Selling Shareholder of this Agreement and the Selling Shareholder Agreement have been given. This Agreement and the Selling Shareholder Agreement have each been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

          (b) The Selling Shareholder has executed and delivered a Power of Attorney and caused to be executed and delivered on its behalf a Letter of Transmittal and Custody Agreement (hereinafter collectively referred to as the "Selling Shareholder's Agreement") and in connection herewith the Selling Shareholder further represents, warrants and agrees that the Selling Shareholder has deposited in custody, under the Selling Shareholder's Agreement, with the agent named therein (the "Agent") as custodian, certificates in negotiable form for the Shares, for the purpose of further delivery pursuant to this Agreement. The Selling Shareholder Agreement is a valid and binding agreement of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms, except (i) as the Selling Shareholder's obligations may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to creditors' rights generally, and (ii) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity, jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought. The Selling Shareholder agrees that the Shares on deposit with the Agent are subject to the interests of the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholder hereunder shall not be terminated, except as provided in this is Agreement or in the Selling Shareholder's Agreement, by any act of the Selling Shareholder, by operation of law, by the insolvency or other incapacity of such Selling Shareholder or by the occurrence of any other event. If the Selling Shareholder should become insolvent, declare or have declared in respect thereof, bankruptcy, or if any other event should occur, before the delivery of the

Shares hereunder, the documents evidencing Shares then on deposit with the Agent shall be delivered by the Agent in accordance with the terms and conditions of this Agreement as if such event had not occurred, regardless of whether or not the Agent shall have received notice thereof.

          (c) The Selling Shareholder now has, and at the time of delivery thereof hereunder will have, (i) good and marketable title to the Shares, free and clear of all liens, encumbrances and claims whatsoever, and (ii) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver the Shares to the Underwriters hereunder and to make the representations, warranties and agreements made by the Selling Shareholder herein. Upon the delivery of and payment for the Shares hereunder, the Selling Shareholder will deliver good and marketable title thereto, free and clear of all liens, encumbrances and claims whatsoever.

          (d) On each Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to the several Underwriters hereunder will have been fully paid or provided for by the Selling Shareholder and all laws imposing such taxes will have been fully complied with.

          (e) The performance of this Agreement and the Selling Shareholder's Agreement and the consummation of the transactions contemplated hereby and thereby by the Selling Shareholder will not result in the creation or imposition of any lien, charge or encumbrance upon any of the Shares pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under any contract or other agreement to which the Selling Shareholder is a party (including without limitation, the indenture pursuant to which the Selling Shareholder has issued $90,000,000 aggregate principal amount of Senior Notes due 2004) or by which the Selling Shareholder or any of its property is bound or affected, or under any ruling, decree, judgment, order, law, statute, rule or regulation of any court or other governmental agency or body having jurisdiction over the Selling Shareholder or the property of the Selling Shareholder. The Selling Shareholder is not in violation of any provision of its articles of incorporation or by-laws.

          (f) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Selling Shareholder of the transactions on its part contemplated herein or in the Selling Shareholder's Agreement, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares.

          (g) The sale of the Shares is not prompted by the actual knowledge of the Board of Directors of Selling Shareholder of any material non-public information concerning the Company.

          (h) All information provided by the Selling Shareholder contained in the Registration Statement and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) complied and will comply in all material respects with all applicable provisions of the Act and the Rules and Regulations and such information is true and accurate. The parties hereto agree that the only information provided by the Selling Shareholder contained in the Registration Statement and the Prospectus is the information contained therein regarding the Selling Shareholder under the caption "Beneficial Ownership of Securities and Selling Shareholder."

          (i) The Selling Shareholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares. The Selling Shareholder has not taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, under the Act or otherwise, or which has caused or resulted in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     5.    Agreements of the Company and the Selling Shareholder.
           -----------------------------------------------------

          (a) The Company hereby covenants and agrees with the Underwriters as follows:

              (i) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof under the circumstances and the Representatives shall not have unreasonably objected thereto in good faith.

              (ii) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective,
    (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 5(a)(vi) that in the judgment of the Company makes any material statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order as promptly as practicable.

    If the Company has omitted any information from the Registration Statement pursuant to Rule 430A, the Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Representatives promptly of all such filings.

              (iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Representatives thereof and, subject to Section 5(a)(ii) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

              (iv) The Company will furnish to the Representatives, without charge, as many conformed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto as the Representatives may reasonably request and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

              (v) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

              (vi) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith.

              (vii) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such state and foreign jurisdictions as the Representatives may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process or taxation in any jurisdiction where it is not now so subject.

              (viii) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission; provided that the failure to comply with this Section 5(a)(viii) shall not constitute a material breach of this Agreement.

              (ix) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of
    Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

              (x) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

              (xi) The Company hereby agrees, and will cause each director of the Company and each executive officer of the Company identified on Schedule 5(a)(xi) hereto to agree pursuant to agreements with the Underwriters in the form set forth in Exhibit A, that they will not, for a period of 120 days after the date hereof, without the prior written consent of NatWest on behalf of the Underwriters, directly or indirectly, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable for shares of Common Stock; provided, that the Company may issue an aggregate of 2,589,600 shares of Common Stock in the ordinary course pursuant to the Company's stock option plans, and provided further, that each of the Company and such executive officers and directors shall be permitted to offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) during such 120 period so long as the transferee of such shares or securities agrees in writing, for the benefit of the Underwriters, not to offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose of such shares or securities until the end of such 120 day period, unless such transferee has received the prior written consent of NatWest. It is acknowledged that the restriction contained in this Section shall not be applicable to the issuance by the Company of up to $86,250,000 of convertible subordinated debt securities having a maturity of at least seven (7) years from date of issue, or the issuance of Common Stock upon the conversion of any of such debt securities.

          (b) The Selling Shareholder hereby covenants and agrees with the Underwriters as follows:

              (i) The Selling Shareholder agrees for the benefit of the Underwriters that it will not, for a period of 120 days after the date hereof, without the prior written consent of NatWest on behalf of the Underwriters, directly or indirectly, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable for shares of Common Stock; provided, that the Selling Shareholder shall be permitted to offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) during such 120-day period so long as the transferee of such shares or securities agrees in writing, for the benefit of the Underwriters, not to offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose of such shares or securities until the end of such 120-day period, unless such transferee has received the prior written consent of NatWest. It is acknowledged that the restriction contained in this Section shall not be applicable to the Option Shares being sold by the Selling Shareholder to the Underwriters pursuant to this Agreement.

              (ii) The Selling Shareholder will not, without the prior written consent of NatWest, make any bid for or purchase any shares of Common Stock during such 120-day period following the date hereof.

              (iii) As soon as the Selling Shareholder is advised thereof, the Selling Shareholder will advise the Representatives and confirm such advice in writing (i) of receipt by the Selling Shareholder, or by any representative of the Selling Shareholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any preliminary prospectus, or any notice or order of the Commission relating to the Company or the Selling Shareholder in connection with the transactions contemplated by this Agreement and (ii) of the happening of any event during the period from and after the Effective Date and until the Option Closing Date that in the judgment of the Selling Shareholder makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (iv) The Selling Shareholder will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

          (c) Each of the Company and the Selling Shareholder hereby covenants and agrees with the Underwriters as follows:

              (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Selling Shareholder agrees to pay or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholder under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) the printing of this Agreement, the Agreement Among Underwriters, any Dealer Agreements and any Underwriters' Questionnaire, (4) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (5) the listing of the Shares on the New York Stock Exchange, (6) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(a)(vii), including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Company and the Selling Shareholder and (9) the transfer agent for the Shares.

              (ii) (a) If the sale of the Shares is not consummated because of a breach of a representation or warranty contained herein by the Company or the Selling Shareholder, which breach in the good faith determination of NatWest makes it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus, the Company and the Selling Shareholder, severally and not jointly, will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith; (b) (1) if for any reason the Company shall be unable to perform its obligations hereunder or refuses to perform its obligations hereunder, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith, (2) if for any reason the Selling Shareholder shall be unable to perform its obligations hereunder or refuses to perform its obligations hereunder, the Selling Shareholder will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith and (3) if for any reason the Company and the Selling Shareholder shall be unable to perform their respective obligations hereunder or refuse to perform their respective obligations hereunder, the Company and the Selling Shareholder, severally and not jointly, will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith; and (c) if the sale of the Shares is not consummated for any reason other than those contemplated in (a) and
    (b) of this subsection, then the Underwriters will be solely responsible for their own out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters).

         This Section 5(c) shall not affect any agreements relating to the payment of expenses between the Company and the Selling Shareholder.

     6.  Representations and Warranties of NatWest Securities Limited.  Upon the
         ------------------------------------------------------------
execution and delivery of this Agreement by the Company and the Selling Shareholder, the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms set forth in the Prospectus. NatWest represents and agrees that: (i) it has not offered or sold and will not offer or sell in the United Kingdom, by means of any document, any Shares other than to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent) or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and other applicable laws with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom or any other jurisdiction outside the United States; and (iii) it has issued or passed on and will issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Shares only if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, or such person is one to whom the document can lawfully be issued or passed on.

     7.  Conditions of the Obligations of the Underwriters.  The obligations of
         -------------------------------------------------
each Underwriter hereunder are subject to the following conditions:

          (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

          (b)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith within a reasonable period of time, and the Representatives shall have received certificates, dated the Initial Closing Date and the Option Closing Date and signed by the Chairman of the Board of Directors of the Company or the Chief Executive Officer of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened or contemplated, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

          (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, properties, condition (financial or otherwise) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of NatWest any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, condition (financial or otherwise) or results of operations of the Company.

          (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at each Closing Date as if made on each such date, each of the representations and warranties of the Selling Shareholder contained herein shall be true and correct in all material respects at each Closing Date, as if made each such date, and all covenants and agreements herein contained to be performed on the part of the Company and the Selling Shareholder and all conditions herein contained to be fulfilled or complied with by the Company and the Selling Shareholder at or prior to each Closing Date shall have been duly performed, fulfilled or complied with prior to such applicable Closing Date.

          (f) The Representatives shall have received an opinion of Thacher Proffitt & Wood, counsel for the Company, addressed to the Underwriters and dated the Initial Closing Date, or the Option Closing Date, as the case may be, to the effect that:

              (i) The Company is duly qualified or licensed to do business as a foreign corporation in each of the jurisdictions specified in a schedule attached to such opinion.

              (ii) The Company has an authorized share capitalization as set forth under the heading "Capitalization" in the Registration Statement and the Prospectus.

              (iii) The Shares have been duly authorized for listing on the New York Stock Exchange.

              (iv) The Registration Statement and the Prospectus (except as to the financial statements and schedules contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act.

              (v) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act.

              (vi) No consent, approval, authorization or order of, or any filing or declaration with, any federal or State of New York court or governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement by the Company, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares as contemplated hereby.

              (vii) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of or default under), any provision of the articles or bylaws of the Company or any provision of any partnership agreement or under any provision of any license, indenture, lease, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which the Company is a party or by which the Company or its properties are bound or affected, in each case known to such counsel based upon a certificate of the Company relating to its material agreements and properties, or, so far as is known to such counsel, under any law, regulation or rule or any decree, judgment or order applicable to the Company.

              (viii) The Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of or default under), any license, indenture, lease, mortgage, deed of trust, bank loan, credit agreement or any other agreement or instrument to which the Company is a party or by which the Company or its properties are bound or affected, in each case known to such counsel based upon a certificate of the Company relating to its material agreements and properties, which breach or default would have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Company.

              (ix) To such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described.

              (x) To such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of its properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described.

              (xi) Except as set forth in the Prospectus, to such counsel's knowledge, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock. To such counsel's knowledge, the offering and sale of the Shares, as contemplated by this Agreement, does not give rise to any rights, other than those which have been waived in writing or satisfied, for or relating to the registration, offering or issuance of any shares of capital stock or other securities of the Company.

              (xii) The statements in the Registration Statement and the Prospectus under the following captions: "Risk Factors--Legislative or Regulatory Risks," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Business--Regulation," "Beneficial Ownership of Securities and Selling Shareholder" and "Description of Capital Stock" insofar as they are descriptions of laws, regulations and rules, of legal and governmental proceedings or of contracts, agreements, leases and other legal documents, or refer to statements of law or legal conclusions, have been reviewed by such counsel and are accurate in all material respects.

              (xiii) The Company is not an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (g) The Representatives shall have received an opinion of Baker & Hostetler, special California counsel for the Company, addressed to the Underwriters and dated the Initial Closing Date, or the Option Closing Date, as the case may be, to the effect that:

              (i) The Company is validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement.

              (ii) This Agreement has been duly authorized, executed and delivered by the Company.

              (iii) The outstanding shares of capital stock of the Company, including without limitation the Shares, have been duly authorized and validly issued and are fully paid, nonassessable, and free of statutory preemptive or similar rights.

              (iv) (a) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and (b) the certificates for the Common Stock, including without limitation the Shares, are in due and proper form.

              (v) No consent, approval, authorization or order of, or any filing or declaration with, any State of California court or governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement by the Company, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares as contemplated hereby.

     (h) An opinion of Freshman, Marantz, Orlanski, Cooper & Klein, counsel for the Selling Shareholder, addressed to the Underwriters and dated the Initial Closing Date, or the Option Closing Date, as the case may be, to the effect that:

              (i) This Agreement and the Selling Shareholder's Agreement have each been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and, except for the registration of the Shares under the Act, such consents, approvals, authorizations, registrations or qualifications as may be required under the Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters, and the approval of the underwriting arrangements by the NASD, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Selling Shareholder's Agreement by the Selling Shareholder and the sale of the Shares to the Underwriters pursuant to this Agreement by the Selling Shareholder.

              (ii) The Selling Shareholder's Agreement is valid and binding agreement of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms except (a) as the Selling Shareholder's obligations may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to creditors' rights generally, and (b) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity, jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

              (iii) Assuming that each of the Underwriters purchasing Shares from the Selling Shareholder pursuant to this Agreement purchases such Shares in good faith and without notice of any lien, encumbrance, equity or any other adverse claim within the meaning of the Uniform Commercial Code, upon the delivery of certificates for the Shares pursuant to this Agreement with all necessary endorsements in accordance with the terms of such agreement and upon delivery of the consideration therefor by the Underwriters, each of the Underwriters who have purchased such Shares will acquire such Shares free and clear of all liens, encumbrances, equities or adverse claims within the meaning of the Uniform Commercial Code.

          (i) Such opinion or opinions of Andrews & Kurth L.L.P., counsel for the Underwriters dated the Initial Closing Date or the Option Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company and the Selling Shareholder shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

     In rendering such opinions, such counsel may rely as to matters of fact, on certificates of officers of the Company, the Selling Shareholder and of governmental officials, in which case their opinions are to state that they are so doing and that the Underwriters are justified in relying on such certificates and copies of said certificates are to be attached to the opinions.

     In addition, each of Thacher Proffitt & Wood and Andrews & Kurth L.L.P. shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Selling Shareholder and the independent public accountants for the Company and you at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified above), and any supplements or amendments thereto, on the basis of the foregoing, no facts have come to their attention that would lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the Initial Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules and other financial or statistical data included in the Registration Statement or Prospectus or any amendments or supplements thereto).

          (j) Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company and its subsidiaries as required by the Act and the Rules and Regulations and with respect to all financial and certain other statistical and numerical information contained in the Registration Statement. At the Initial Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letters from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Initial Closing Date or the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Initial Closing Date or the Option Closing Date, as the case may be.

          (k) At the Initial Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

              (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) in the case of the certificate delivered at the Initial Closing Date and the Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

              (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

              (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

          (l) At the Initial Closing Date and, as to the Option Shares, the Option Closing Date, there shall have been furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by the Selling Shareholder (or the Agent), in form and substance satisfactory to the Representatives, to the effect that the representations and warranties of the Selling Shareholder contained herein are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate, and each of the covenants and conditions required herein to be performed or complied with by the Selling Shareholder on or prior to the date of such certificate has been duly, timely and fully performed or complied with.

          (m) On or prior to the Initial Closing Date, the Representatives shall have received the executed agreements referred to in Section 5(a)(xi).

          (n) The Shares shall be qualified for sale in such states as the Representatives may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Initial Closing Date and the Option Closing Date.

          (o) Prior to the Initial Closing Date, the Shares shall have been approved for listing on the New York Stock Exchange, subject only to notice of issuance.

          (p) The Company and the Selling Shareholder shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested in connection with the offering Shares and the transactions contemplated hereby.

     8.   Indemnification.
          ---------------

          (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus and (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application") or
(iii) the omission or alleged omission to state in any preliminary prospectus, the Registration Statement or the Prospectus or any supplement to the Registration Statement or the Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus, or contained in a preliminary prospectus if a copy of the Prospectus (or any amendment or supplement thereto) was not sent or given by or on behalf of such Underwriter to a person asserting a loss, claim, liability, expense or damage, if required by law so to have been delivered at or prior to written confirmation of the sale of such Shares to such person, and, if the Prospectus (or any amendment or supplement thereto) would have cured the defect giving rise to such loss, claim, liability or damage. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

          (b) The Selling Shareholder will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Selling Shareholder in Section 4 of this Agreement,
(ii) any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or (iii) the omission or alleged omission to state in any preliminary prospectus, the Registration Statement or the Prospectus or any supplement to the Registration Statement or the Prospectus or a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Selling Shareholder as set forth in Section 4 (h) hereof or is otherwise furnished in writing by or on behalf of the Selling Shareholder to the Representatives expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus; provided, however, that the Selling Shareholder will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission contained in a preliminary prospectus if a copy of the Prospectus (or any amendment or supplement thereto) was not sent or given by or on behalf of such Underwriter to a person asserting a loss, claim, liability, expense or damage, if required by law so to have been delivered at or prior to written confirmation of the sale of such Shares to such person, and, if the Prospectus (or any amendment or supplement thereto) would have cured the defect giving rise to such loss, claim, liability or damage. This indemnity agreement will be in addition to any liability that the Selling Shareholder might otherwise have.

          (c) Each Underwriter will indemnify and hold harmless the Company, the Selling Shareholder, each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company, each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnities from the Company and the Selling Shareholder to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages are based solely on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter as set forth in the penultimate sentence in Section 3(b) hereof or furnished in writing to the Company and the Selling Shareholder by the Representatives on behalf of such Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus; provided, however, that the cumulative liability of each Underwriter pursuant to this Section 8, whether by indemnification or contribution, shall be limited to the underwriting discounts or commissions received by such Underwriter in connection with the sale of the Shares. This indemnity agreement will be in addition to any liability that each Underwriter might otherwise have.

          (d) Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, which different or additional defenses may not be asserted on behalf of the indemnified party by counsel chosen by and also representing the indemnifying party without prejudicing or potentially prejudicing the rights or defenses of the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred and upon receipt of substantiation of such charges as the indemnifying party may reasonably request.

          (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Selling Shareholder or the Underwriters, the Company, the Selling Shareholder and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, the Selling Shareholder and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholder in the aggregate, on the one hand, and the Underwriters on the other. The relative benefits received by the Company and the Selling

Shareholder, on the one hand, and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder in the aggregate bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purpose of this Section 8(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8(e), (i) no Underwriter shall be required to contribute, cumulatively, any amount in excess of the underwriting discounts or commissions received by it less any amounts paid by such Underwriter as indemnification pursuant to Section 8(e) hereof and (ii) no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(e) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 8(e), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each director or officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(e), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(e). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

          (f) The indemnity and contribution agreements contained in this
Section 8 and the representations and warranties of the Company and the Selling Shareholder contained in this

Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

     9.  Termination.  The obligations of the several Underwriters under this
         -----------
Agreement may be terminated at any time prior to the Initial Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company or the Selling Shareholder, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of the NatWest, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission or by an exchange that lists the Shares, (ii) trading in securities generally on the New York Stock Exchange or the International Stock Exchange of the United Kingdom shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchanges, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchanges or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by federal, New York State or United Kingdom authorities or (iv) any material adverse change in the financial or securities markets in the United States or United Kingdom or any outbreak or material escalation of hostilities or declaration by the United States or the United Kingdom of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of NatWest, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

     10.  Substitution of Underwriters.  If any one or more of the Underwriters
          ----------------------------
shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholder for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company and the Selling Shareholder shall have the right to postpone the Initial Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 10 shall not relieve any defaulting Underwriter from liability to the Company, the Selling Shareholder or the Underwriters in respect of any default of such Underwriter under this Agreement.

     11.  Miscellaneous.  Notice given pursuant to any of the provisions of this
          -------------
Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, One Centerpointe Drive, Suite 500, Lake Oswego, Oregon 97035, Attention: Robert W. Howard, (b) if to the Selling Shareholder, at 20371 Irvine Avenue, Suite 104, Santa Ana Heights, California 92707, Attention: H. Wayne Snavely or (c) if to the Underwriters, to the Representatives at the office of NatWest Securities Limited, 135 Bishopsgate, London EC2M 3XT England, Attention: Melvyn Rowe, with a copy to NatWest Securities Limited, 350 South Grand Avenue, Suite 3900, Los Angeles, California 90071, Attention: Jack Getzelman, Senior Director. Any such notice shall be effective only upon receipt. Any notice under Section 9 or 10 may be made by telex, facsimile or telephone, but if so made by telex or telephone such notice shall be subsequently confirmed in writing.

     12.  Beneficiaries.  This Agreement has been and is made solely for the
          -------------
benefit of the several Underwriters, the Company and the Selling Shareholder and of the controlling persons, directors and officers referred to in Section 8, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

     13.  Action by Representatives.  Any action required or permitted to be
          -------------------------
taken by the Representatives under this Agreement may be taken by them jointly or by NatWest alone.

     14.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York, without regard to principles of conflict of laws.

     15.  Counterparts.  This Agreement may be signed in two or more
          ------------
counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     16.  Amendments and Waivers.  This Agreement may be amended, modified or
          ----------------------
altered, and any of its provisions waived, only in a writing signed on behalf of the Company and the Underwriters.

     17.  Waiver of Trial by July.  The Company, the Selling Shareholder and the
          -----------------------
Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholder and the several Underwriters.

                                            Very truly yours,

                                            SOUTHERN PACIFIC FUNDING CORPORATION


                                            By: ___________________________
                                                Name:
                                                Title:



                                            SELLING SHAREHOLDER:

                                            IMPERIAL CREDIT INDUSTRIES, INC.


                                            By: ___________________________
                                                     Attorney-In-Fact

Confirmed as of the date first
above mentioned:

NATWEST SECURITIES LIMITED
OPPENHEIMER & CO., INC.
DABNEY/RESNICK/IMPERIAL, LLC
Acting on behalf of themselves and
as the Representatives of the other
several Underwriters named in Schedule I hereof

By:  NATWEST SECURITIES LIMITED


     By: ________________________________

                                  SCHEDULE I
                                  ----------

                                 UNDERWRITERS

                                                                 Number of
Underwriter                                             Firm Shares to be Purchased
-----------                                             ---------------------------
NatWest Securities Limited..........................                     .
Oppenheimer & Co., Inc..............................                     .
Dabney/Resnick/Imperial, LLC........................                     .
                                                        --------------------------
          TOTAL.....................................                 1,000,000

                               Schedule 5(a)(xi)
                               -----------------


H. Wayne Snavely

Robert W. Howard

Bernard A. Guy

Gary A. Palmer

Stephen J. Shugerman

John D. Dewey

A. Van Ruiter

Frank P. Wiley

                                   EXHIBIT A
                                   ---------

                                                               November __, 1996

NATWEST SECURITIES LIMITED
OPPENHEIMER & CO., INC.
DABNEY/RESNICK/IMPERIAL, LLC
As Representatives of the
several Underwriters
c/o  NatWest Securities Limited
     135 Bishopsgate
     London EC2M 3XT England

Dear Sirs:

          In consideration of the agreement of the several Underwriters, for which NatWest Securities Limited, Oppenheimer & Co., Inc. and Dabney/Resnick/Imperial, LLC (together, the "Representatives") intend to act as Representatives, to underwrite a proposed public offering (the "Offering") of up to 1,150,000 shares of Common Stock, no par value (the "Common Stock") of Southern Pacific Funding Corporation, a California corporation, as contemplated by a registration statement with respect to such shares filed with the Securities and Exchange Commission on Form S-1 (Registration No. 333-14181), the undersigned hereby agrees that the undersigned will not, directly or indirectly, for a period of 120 days after the date of the Prospectus relating to the public offering of such shares, without the prior written consent of NatWest Securities Limited on behalf of the Underwriters, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock provided that the undersigned shall be permitted to offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) during such 120-day period so long as the transferee of such shares or securities agreed in writing, for the benefit of the Underwriters, not to offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose of such shares or securities until the end of such 120-day period, unless such transferee has received the prior written consent of NatWest Securities Limited.

                                   Very truly yours,


                                   By: ______________________________
                                       Name:
                                       Title: